Exhibit 99.1

Alarm.com Reports First Quarter 2025 Results

-- First quarter SaaS and license revenue increased 9.0% to $163.8 million, compared to $150.3 million for the first quarter of 2024 --
-- First quarter GAAP net income increased 18.4% to $27.7 million, compared to $23.4 million for the first quarter of 2024 --
-- First quarter non-GAAP adjusted EBITDA increased 17.5% to $43.5 million, compared to $37.0 million for the first quarter of 2024 --

TYSONS, VA., May 8, 2025 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2025. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2025 and its guidance for the full year of 2025.

First Quarter 2025 Financial Results as Compared to First Quarter 2024

•SaaS and license revenue increased 9.0% to $163.8 million, compared to $150.3 million.
•Total revenue increased 7.0% to $238.8 million, compared to $223.3 million.
•GAAP net income increased 18.4% to $27.7 million, compared to $23.4 million. GAAP net income attributable to common stockholders increased 18.5% to $28.0 million, or $0.52 per diluted share, compared to $23.6 million, or $0.44 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased 17.5% to $43.5 million, compared to $37.0 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 11.3% to $30.4 million, or $0.54 per diluted share, compared to $27.3 million, or $0.50 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents was $1.19 billion as of March 31, 2025, compared to $1.22 billion as of December 31, 2024.
•For the three months ended March 31, 2025, cash flows from operating activities was $24.1 million, compared to $49.9 million for the three months ended March 31, 2024. For the three months ended March 31, 2025, non-GAAP free cash flow(*) was $17.9 million, compared to $46.8 million for the three months ended March 31, 2024.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Expanded Video Product Line-Up: Alarm.com’s new ADC-V516 indoor Wi-Fi camera elevates its entry-level offering while delivering a more competitive price point. Designed for both residential and commercial markets, the camera includes Alarm.com’s core AI-powered analytics and deterrence capabilities, such as Perimeter Guard®, manually triggered warning sounds and Remote Video Monitoring (RVM). Engineered for a lower cost relative to its predecessor, the ADC-V516 is expected to be well-suited to international markets.

•Launched New Video Monitoring and Deterrence Capabilities: Alarm.com’s AI Deterrence (AID) capability can identify and automatically engage potential intruders with a neural synthesized voice. With new enhancements, AID can now adapt its voice with different tones, genders and custom messaging to deliver a more effective, situation-specific response. In addition, Alarm.com has integrated its award-winning Smart Signal functionality into the RVM platform. Smart Signal lets RVM subscribers transmit critical information to their monitoring station in real time, enabling rapid incident verification or swift cancellation of false alarms.

•EnergyHub Announces Partnership with General Motors (GM): EnergyHub will integrate GM's electric vehicles and home energy storage solutions into its platform and enable eligible Chevrolet, GMC and Cadillac EV owners and PowerBank users to participate in EnergyHub-managed utility programs. EnergyHub’s direct integration with GM and other automakers enables a unique managed charging solution. EnergyHub can create and automatically optimize charging schedules according to driver preferences and provide utilities with a dynamic solution for managing the impacts of EVs on the grid.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the second quarter of 2025 and its guidance for the full year of 2025 based upon current management expectations.

For the second quarter of 2025:

•SaaS and license revenue is expected to be in the range of $167.0 million to $167.2 million.

For the full year 2025:

•SaaS and license revenue is expected to be in the range of $675.8 million to $676.2 million.
•Total revenue is expected to be in the range of $975.8 million to $991.2 million, which includes anticipated hardware and other revenue in the range of $300.0 million to $315.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $190.0 million to $193.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $131.5 million to $132.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 60.5 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.32 to $2.33 per diluted share.

The 2025 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2025 financial results and its outlook for the second quarter and full year 2025. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 8, 2025. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register-conf.media-server.com/register/BI8b1029aaa3994448a0b720085d8935a3. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall or shortfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and the May 2024 issuance of $500.0 million aggregate principal amount of 2.25% convertible senior notes due June 1, 2029, or the 2029 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as discussed below.

Interest income and certain activity within other expense, net: We exclude interest income as well as certain activity within other expense, net including gains, losses or impairments on investments without readily determinable fair values and other assets, gains and losses from equity method investments, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than we are and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the second quarter and full year 2025 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval (including the ongoing conflicts in Ukraine, and in the Middle East and surrounding areas), supply chain disruptions, interest rates, tariffs and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and new or enhanced United States tax, tariff, import/export restrictions, or other trade barriers; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2025 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended March 31, 2025. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
SaaS and license revenue	$163,800	$150,344
Hardware and other revenue	75,022	72,939
Total revenue	238,822	223,283
Cost of revenue(1):
Cost of SaaS and license revenue	21,568	20,428
Cost of hardware and other revenue	56,666	56,087
Total cost of revenue	78,234	76,515
Operating expenses:
Sales and marketing	28,549	25,454
General and administrative	27,001	29,296
Research and development	68,367	65,956
Amortization and depreciation	7,024	7,337
Total operating expenses	130,941	128,043
Operating income	29,647	18,725
Interest expense	(4,314)	(796)
Interest income	12,371	8,540
Other expense, net	(2,685)	(318)
Income before income taxes	35,019	26,151
Provision for income taxes	7,307	2,747
Net income	27,712	23,404
Net loss attributable to redeemable noncontrolling interests	238	191
Net income attributable to common stockholders	$27,950	$23,595

Per share information attributable to common stockholders:
Net income attributable to common stockholders per share:
Basic	$0.56	$0.47
Diluted	$0.52	$0.44
Weighted average common shares outstanding:
Basic	49,659,741	49,963,265
Diluted	60,077,247	55,047,087
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended March 31,
	2025	2024
Cost of hardware and other revenue	$—	$1
Sales and marketing	480	755
General and administrative	2,972	3,181
Research and development	6,006	7,331
Total stock-based compensation expense	$9,458	$11,268

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,186,195	$1,220,701
Accounts receivable, net of allowance for credit losses of $4,721 and $3,870, and net of allowance for product returns of $1,999 and $2,448 as of March 31, 2025 and December 31, 2024, respectively	118,757	126,082
Inventory	90,136	87,435
Other current assets, net	57,662	47,374
Total current assets	1,452,750	1,481,592
Property and equipment, net	68,661	63,205
Intangible assets, net	70,126	63,159
Goodwill	178,193	154,211
Deferred tax assets	188,387	181,284
Operating lease right-of-use assets	55,260	53,425
Other assets, net of allowance for credit losses of $1 as of March 31, 2025 and December 31, 2024	64,054	41,332
Total assets	$2,077,431	$2,038,208
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$136,152	$139,427
Accrued compensation	21,381	28,739
Deferred revenue	13,927	12,940
Convertible senior notes, net	497,475	—
Operating lease liabilities	8,493	7,700
Total current liabilities	677,428	188,806
Deferred revenue	13,597	13,619
Convertible senior notes, net, noncurrent	487,500	983,477
Operating lease liabilities	69,908	65,534
Other liabilities	16,810	15,479
Total liabilities	1,265,243	1,266,915
Redeemable noncontrolling interests	52,585	44,747
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 52,903,810 and 52,756,077 shares issued; and 49,679,679 and 49,618,346 shares outstanding as of March 31, 2025 and December 31, 2024, respectively	529	528
Additional paid-in capital	530,528	521,192
Treasury stock, at cost; 3,224,131 and 3,137,731 shares as of March 31, 2025 and December 31, 2024, respectively	(191,350)	(186,291)
Accumulated other comprehensive income	1,644	815
Retained earnings	418,252	390,302
Total stockholders’ equity	759,603	726,546
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$2,077,431	$2,038,208

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2025	2024
Net income	$27,712	$23,404
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for credit losses on accounts receivable	977	254
Reserve for product returns	425	1,149
Provision for credit losses on notes receivable	—	3,998
Amortization on patents and tooling	178	220
Amortization and depreciation	7,024	7,337
Amortization of debt issuance costs	1,498	790
Amortization of operating leases	3,903	2,976
Deferred income taxes	(8,791)	(13,443)
Change in fair value of contingent liability	(301)	31
Stock-based compensation	9,458	11,268
Loss from investments in unconsolidated entities	2,313	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	6,283	826
Inventory	(1,859)	10,382
Other current and non-current assets	(8,768)	(962)
Accounts payable and other current liabilities	(12,749)	4,524
Deferred revenue	965	1,327
Operating lease liabilities	(3,474)	(3,221)
Other liabilities	(737)	(1,007)
Cash flows from operating activities	24,057	49,853
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(23,412)	—
Additions to property and equipment	(6,115)	(3,066)
Issuances of notes receivable	(21,500)	(500)
Receipt of payments on notes receivable	29	13
Capitalized software development costs	(408)	(408)
Purchase of investment in unconsolidated entities	(3,773)	—
Cash flows used in investing activities	(55,179)	(3,961)
Cash flows (used in) / from financing activities:
Purchases of treasury stock, including transaction costs	(5,059)	—
Issuances of common stock from equity-based plans	1,583	6,356
Cash flows (used in) / from financing activities	(3,476)	6,356
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(118)	(180)
Net (decrease) / increase in cash, cash equivalents and restricted cash	(34,716)	52,068
Cash, cash equivalents and restricted cash at beginning of the period	1,229,132	701,079
Cash, cash equivalents and restricted cash at end of the period	$1,194,416	$753,147

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,186,195	$747,877
Restricted cash included in other current assets and other assets	8,221	5,270
Total cash, cash equivalents and restricted cash	$1,194,416	$753,147

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Non-GAAP adjusted EBITDA:
Net income	$27,712	$23,404
Adjustments:
Interest expense, interest income and certain activity within other expense, net	(8,032)	(7,744)
Provision for income taxes	7,307	2,747
Amortization and depreciation expense	7,024	7,337
Stock-based compensation expense	9,458	11,268
Acquisition-related expense	50	31
Litigation expense	21	3
Total adjustments	15,828	13,642
Non-GAAP adjusted EBITDA	$43,540	$37,046

	Three Months Ended March 31,
	2025	2024
Non-GAAP adjusted net income:
Net income, as reported	$27,712	$23,404
Provision for income taxes	7,307	2,747
Income before income taxes	35,019	26,151
Adjustments:
Interest income and certain activity within other expense, net	(12,346)	(8,540)
Amortization expense	4,558	4,683
Amortization of debt issuance costs	1,498	790
Stock-based compensation expense	9,458	11,268
Acquisition-related expense	50	31
Litigation expense	21	3
Non-GAAP adjusted income before income taxes	38,258	34,386
Income taxes [1]	(8,034)	(7,221)
Non-GAAP adjusted net income	$30,224	$27,165

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2025 and 2024. The 21.0% effective tax rate for each of the three months ended March 31, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$27,950	$23,595
Provision for income taxes	7,307	2,747
Income attributable to common stockholders before income taxes	35,257	26,342
Adjustments:
Interest income and certain activity within other expense, net	(12,346)	(8,540)
Amortization expense	4,558	4,683
Amortization of debt issuance costs	1,498	790
Stock-based compensation expense	9,458	11,268
Acquisition-related expense	50	31
Litigation expense	21	3
Non-GAAP adjusted income attributable to common stockholders before income taxes	38,496	34,577
Income taxes [1]	(8,084)	(7,261)
Non-GAAP adjusted net income attributable to common stockholders	$30,412	$27,316

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2025 and 2024. The 21.0% effective tax rate for each of the three months ended March 31, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.56	$0.47
Provision for income taxes	0.15	0.05
Income attributable to common stockholders before income taxes	0.71	0.52
Adjustments:
Interest income and certain activity within other expense, net	(0.25)	(0.17)
Amortization expense	0.09	0.09
Amortization of debt issuance costs	0.03	0.02
Stock-based compensation expense	0.19	0.24
Acquisition-related expense	—	—
Litigation expense	—	—
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.77	0.70
Income taxes [1]	(0.16)	(0.15)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.61	$0.55
Non-GAAP adjusted net income attributable to common stockholders per share - diluted [2]	$0.54	$0.50
Weighted average common shares outstanding:
Basic, as reported	49,659,741	49,963,265
Diluted, as reported	60,077,247	55,047,087

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2025 and 2024. The 21.0% effective tax rate for each of the three months ended March 31, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

2 Non-GAAP adjusted net income attributable to common stockholders per diluted share includes the add back of cash interest expense, net of tax, attributable to convertible senior notes of $2.1 million for the three months ended March 31, 2025.

	Three Months Ended March 31,
	2025	2024
Non-GAAP free cash flow:
Cash flows from operating activities	$24,057	$49,853
Additions to property and equipment	(6,115)	(3,066)
Non-GAAP free cash flow	$17,942	$46,787